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                                    EXHIBIT 10.37

                      FORM OF FIRST AMENDMENT TO LOAN AGREEMENT,
                       NOTE AND WARRANT BETWEEN THE COMPANY AND
                            THE LENDERS IDENTIFIED ON THE
                                      ATTACHED


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                             FIRST AMENDMENT TO

                            LOAN AGREEMENT, NOTE
                                     AND
                                   WARRANT

                                 ONTRO, INC.

                                     AND

                                TODD STABLER

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                                  FIRST AMENDMENT TO
                           LOAN AGREEMENT, NOTE AND WARRANT

     This First Amendment to Loan Agreement, Note and Warrant amends that certain Loan Agreement dated January 10, 1997 (the "Agreement") by and between ONTRO, INC. ("Ontro") and TODD STABLER, is made effective this 31st day of January, 1998, by and through the authority vested in the Board of Directors of Ontro by resolution dated January 27, 1998.

1. The second and third sentence of Section 1.2 of the Agreement are hereby amended to read in their entirety as follows:

     The exercise price of the Warrant shall be Three Dollars ($3.00) per share. The Warrant shall be exercisable by the Lender at any time during the period from the date of the Note until Twenty Four (24) months from the date the Note is paid in full or fully converted to Ontro common stock.

2.   A new Section 1.3 shall be added which shall read as follows:

     1.3 Borrower's Note Conversion Rights. The Company and Lender agree the Company shall have the right, in it's sole and absolute discretion, to convert the amounts due pursuant to this Note into shares of Ontro, Inc. common stock at any time. Upon the Company's election to convert all or a portion of this Note, the number of shares of Ontro, Inc. common stock this Note shall be converted into shall be determined by dividing the amount of principal and accrued interest due pursuant to this Note and to be converted on the date of conversion by the Conversion Price (as hereinafter defined).

               1.3.1 Conversion Price. The Conversion Price shall be the lesser of: (i) the last cash price received by the Company from the sale of its common stock in an arms length transaction with an unrelated third party; or (ii) Five and 50/100 Dollars ($5.50) per share.

               1.3.2 Manner of Conversion. The Company may convert this Note, provided the Company satisfies the following conditions:

                    1.3.2.1 Written notice is provided to Lender evidencing the Company's election to convert all or a portion of the amounts due under this Note, and such notice is sent via facsimile
     transmission or written notice to Lender.   Such conversion shall be
     deemed to have been effected immediately prior to the close of business on the day on which such conversion request shall have been received. Upon the date conversion is effected the rights of Lender to receive principal and interest pursuant to this Note for the amounts converted shall cease, and Lender shall be treated for all purposes as the record shareholder of such securities as are to be issued to Lender in conversion of all or a portion of this Note.

                    1.3.2.2 The Company delivers to Lender certificates or other instruments evidencing ownership by Lender of the number of shares of the Company's common stock the amounts due under the Note may be converted into as provided in paragraph 1.3.1 hereinabove, along with a new Promissory Note to reflect the reduced amount due in the event the Company does not elect to convert all of the Note. No fractional

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     securities will be issued in connection with any conversion under this
     Note, but in lieu of such fractional securities, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price.

                    1.3.2.3 Upon receipt by Lender of the certificates referenced in paragraph 1.3.2.2 hereinabove, this Convertible Promissory Note shall be deemed cancelled and paid in full. In the event the Company elects to convert only a portion of the principal and interest due pursuant to the Note, the Company shall deliver the certificates evidencing the number of shares such amounts were converted into, along with a new Promissory Note in favor of Lender for the amounts due which were not converted.

               1.3.3 Converted Shares Subject to Lock Up. The shares of the Company's common stock issued to Lender in conversion of the Note shall be subject to the lock-up agreement signed by the Lender.

               1.3.4 Restricted Shares Upon Conversion. The shares of the Company's common stock issued to Lender in conversion of the Note shall be "restricted securities" as defined in Sections 4.6 and shall be subject to the limitations and legend conditons as set forth in Sections 4.7 through 4.10 of the Agreement.

3. The Promissory Note attached to the Loan Agreement as Exhibit "A" is hereby amended to reflect the amended terms as set forth herein.

4. The Warrant attached to the Loan Agreement as Exhibit "B" is hereby amended to reflect the amended terms as set forth herein.


                              ONTRO, INC.
                              A CALIFORNIA CORPORATION


                              BY:
                                  ---------------------------
                                  JAMES A. SCUDDER, PRESIDENT



                              -------------------------------
                              TODD STABLER


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                                     SCHEDULE "A"

J. Felix Campos

4D Enterprises, Inc.

Gerald Andrew Johnston and Jacqueline Carole Johnston, Trustees of the Gerald Andrew Johnston and Jacqueline Carole Johnston Joint Revocable Trust dated June 23, 1990

Manhattan West, Inc.

Peter W. Mettler

Mirage Collection, Inc.

Moncreiff Capital Corporation

Norbury Foundation

Securities Advisory Board

Earl Shannon

Starr Shannon

Todd Stabler